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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☒ Definitive Proxy Statement
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Noble Energy, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOBLE ENERGY, INC.
100 Glenborough Drive
Suite 100
Houston, Texas 77067
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on April 26, 2005
To the Stockholders of
Noble Energy, Inc.:
      The annual meeting of stockholders of NOBLE ENERGY, INC., a Delaware corporation (the “Company”), will be held on Tuesday, April 26, 2005, at 9:30 a.m., Central Time, at the Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas 77060, for the following purposes:

1. To elect the members of the Board of Directors of the Company to serve until the next annual meeting of the Company’s stockholders;

2. To ratify the appointment of the independent auditor by the Company’s Audit Committee;

3. To approve a new 2005 Stock Plan for Non-Employee Directors of the Company; and

4. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.
      The Board of Directors has fixed the close of business on March 15, 2005 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the meeting. A complete list of the stockholders will be available for examination at the offices of the Company in Houston, Texas during ordinary business hours for a period of 10 days prior to the meeting.
      A record of the Company’s activities during 2004 and its financial statements for the fiscal year ended December 31, 2004 are contained in the Company’s 2004 Annual Report on Form 10-K. The Annual Report does not form any part of the material for solicitation of proxies.
      All stockholders are cordially invited to attend the meeting. Stockholders are urged, whether or not they plan to attend the meeting, to complete, date and sign the accompanying proxy card and to return it promptly in the postage-paid return envelope provided, or, alternatively, to vote their proxy by telephone or the Internet according to the instructions on the proxy card. If a stockholder who has returned a proxy attends the meeting in person, the stockholder may revoke the proxy and vote in person on all matters submitted at the meeting.

By Order of the Board of Directors of
Noble Energy, Inc.

Arnold J. Johnson
Vice President, General Counsel and Secretary
Houston, Texas
March 18, 2005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
INTRODUCTION
CORPORATE GOVERNANCE
VOTING SECURITIES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
PROPOSAL I ELECTION OF DIRECTORS
INFORMATION CONCERNING THE BOARD OF DIRECTORS
PROPOSAL II RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
PROPOSAL III APPROVAL OF NEW 2005 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION, BENEFITS AND STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE
MATTERS RELATING TO THE INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS AND OTHER MATTERS
APPENDIX A

NOBLE ENERGY, INC.
100 Glenborough Drive
Suite 100
Houston, Texas 77067
PROXY STATEMENT
For Annual Meeting of Stockholders
To Be Held on April 26, 2005
INTRODUCTION
      The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the Board of Directors of Noble Energy, Inc., a Delaware corporation (the “Company”), for use at the annual meeting of stockholders of the Company to be held at 9:30 a.m. Central Time on Tuesday, April 26, 2005, at the Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas 77060, and at any adjournment or postponement thereof. The approximate date on which this proxy statement and the accompanying proxy will first be mailed to stockholders of the Company is March 24, 2005.
      Shares represented by valid proxies will be voted at the meeting in accordance with the directions given. If no directions are given, the shares will be voted in accordance with the recommendations of the Board of Directors unless otherwise indicated. Any stockholder of the Company returning a proxy has the right to revoke the proxy at any time before it is voted by communicating the revocation in writing to Arnold J. Johnson, Secretary, Noble Energy, Inc., 100 Glenborough Drive, Suite 100, Houston, Texas 77067, or by executing and delivering a proxy bearing a later date. No revocation by written notice or by delivery of another proxy shall be effective until the notice of revocation or other proxy, as the case may be, has been received by the Company at or prior to the meeting.
      In order for an item of business proposed by a stockholder to be considered properly brought before the annual meeting of stockholders as an agenda item or to be included in the Company’s proxy statement, the By-laws of the Company require that the stockholder give written notice to the Secretary of the Company. The notice must specify certain information concerning the stockholder and the item of business proposed to be brought before the meeting. The notice must be received by the Secretary of the Company no later than 120 calendar days before the first anniversary of the release date of the previous year’s annual meeting proxy statement; provided, however, that in the event that (i) no annual meeting was held in the previous year or (ii) the date of the annual meeting has changed by more than 30 days from the date of the previous year’s meeting, notice by the stockholder must be received no later than the close of business on the tenth day following the earlier of the day on which notice of the meeting date was mailed or public disclosure of the meeting date was made for such notice to be timely. Accordingly, proper notice of a stockholder proposal for the 2006 annual meeting must be received by the Company no later than November 24, 2005.
Voting Procedures and Tabulation
      Holders of record of common stock of the Company may vote using one of the following three methods:

By Mail: Stockholders of record may vote by signing, dating and returning the proxy card in the accompanying postage-paid envelope.

By Telephone: Stockholders of record may call the toll-free number on the accompanying proxy card to vote by telephone, in accordance with the instructions set forth on the proxy card and through voice prompts received during the call.

By Internet: By accessing the voting website listed on the accompanying proxy card, stockholders of record may vote through the Internet in accordance with the instructions included on the proxy card and on the voting website. Stockholders electing to vote through the Internet may incur telephone and Internet access charges.

      Proxies submitted by telephone or the Internet are treated in the same manner as if the stockholder had signed, dated and returned the proxy card by mail. Therefore, stockholders of record electing to vote by telephone or the Internet should not return their proxy cards by mail.
      Stockholders whose shares of common stock of the Company are held in the name of a bank, broker or other holder of record (that is, “street name”) will receive separate instructions from such holder of record regarding the voting of proxies.
      The Company will appoint one or more inspectors of election to act at the meeting and to make a written report thereof. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and according to the best of their ability. The inspectors will ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties as required by law.
      The inspectors will tabulate the number of votes cast for, or withheld from, each matter submitted at the meeting for a stockholder vote. Votes that are withheld will be excluded entirely from the vote and will have no effect. Under the rules of the New York Stock Exchange (“NYSE”), brokers who hold shares in street name have the discretionary authority to vote on certain “routine” items when they have not received instructions from beneficial owners. For purposes of the 2005 annual meeting, routine items include the election of directors and the ratification of the appointment of the independent auditor. In instances where brokers are prohibited from exercising discretionary authority and no instructions are received from beneficial owners with respect to such item (so-called “broker non-votes”), the shares they hold will not be considered part of the voting power present and, therefore, will have no effect on the vote. For purposes of the 2005 annual meeting, brokers will be prohibited from exercising discretionary authority with respect to the proposal to approve a new 2005 Stock Plan for Non-Employee Directors of the Company.
CORPORATE GOVERNANCE
      The Company is committed to integrity, reliability and transparency in its disclosures to the public. To this end, the Company adheres to corporate governance practices designed to ensure that its business is conducted in the best interests of its stockholders and in full compliance with its legal and regulatory obligations, including the corporate governance listing standards of the NYSE and the rules and regulations of the Securities and Exchange Commission (“SEC”). In particular, the Company has:

•	determined that four out of the five members of the Company’s Board of Directors serving as of the date of this proxy statement satisfy the independence requirements of the NYSE;

•	held executive sessions of the Board of Directors, whereby non-management directors meet in regularly scheduled executive sessions; Michael A. Cawley presides over these sessions as lead independent director;

•	maintained a policy regarding director attendance at annual meetings of stockholders;

•	maintained a policy regarding stockholder communications with the Board of Directors;

•	determined that all of the members of the Audit Committee of the Board of Directors satisfy the independence requirements of the NYSE and SEC;

•	determined that all of the members of the Audit Committee of the Board of Directors are financially literate and that Bruce A. Smith is the “audit committee financial expert” within the meaning of the requirements of the NYSE and SEC;

•	maintained procedures for receiving, retaining and treating complaints from any source regarding accounting, internal accounting controls and auditing matters, and procedures for the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters;

•	maintained pre-approval policies and procedures for audit and non-audit services;

•	maintained a hiring policy with respect to former employees of the independent auditor;

•	maintained charters for the Audit Committee, the Compensation, Benefits and Stock Option Committee (“Compensation Committee”), the Corporate Governance and Nominating Committee (the “Governance Committee”) and the Environment, Health and Safety Committee;

•	maintained Corporate Governance Guidelines as required by the NYSE;

•	determined that all members of the Governance Committee and Compensation Committee satisfy the independence requirements of the NYSE;

•	maintained a Code of Business Conduct and Ethics, which applies to all officers, directors and employees, and a Code of Ethics for Chief Executive and Senior Financial Officers, which applies to certain senior officers; and

•	maintained director nomination processes, including procedures by which stockholders may recommend director candidates.
      You can access all committee charters, the Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics, Code of Ethics for Chief Executive and Senior Financial Officers and other corporate governance materials in the “Corporate Governance” section of the Company’s website at www.nobleenergyinc.com, or you may receive copies without charge by writing to the Company at: Noble Energy, Inc., 100 Glenborough Drive, Suite 100, Houston, Texas 77067, Attention: Investor Relations.
VOTING SECURITIES
      Only holders of record of common stock of the Company, par value $3.33 1/3 per share, at the close of business on March 15, 2005, the record date for the annual meeting, are entitled to notice of, and to vote at, the meeting. A majority of the shares of common stock entitled to vote, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker non-votes on filed proxies and ballots are counted as present for establishing a quorum. On the record date for the annual meeting, there were issued and outstanding 59,308,957 shares of common stock. Each share of common stock is entitled to one vote.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
      The following tabulation sets forth as of March 1, 2005 information with respect to the only persons who were known to the Company to be beneficial owners of more than five percent of the outstanding shares of common stock of the Company.

	Number of Shares
	of Common Stock		Percent
Name and Address of Beneficial Owner	Beneficially Owned(1)		of Class

NWQ Investment Management Company, LLC	6,187,800		10.5%
2049 Century Park East, 4th Floor Los Angeles, CA 90067
AXA Financial, Inc.	6,030,982	(2)	10.2%
Alliance Capital Management Company 1290 Avenue of the Americas New York, NY 10104
PRIMECAP Management Company	5,937,600	(3)	10.1%
225 South Lake Avenue, #400 Pasadena, CA 91101-3005
Wellington Management Company	3,828,900		6.5%
75 State Street Equity Department Boston, MA 02109

(1)	Unless otherwise indicated, all shares listed are directly held with sole voting and investment power.

(2)	Included in the shares that are beneficially owned by AXA Financial, Inc. are 258,500 shares of common stock in which shared dispositive power and sole voting power are owned by AXA Equitable Life Insurance Company.

(3)	Included in the shares that are beneficially owned by PRIMECAP Management Company are 3,400,000 shares of common stock in which shared dispositive power and sole voting power are owned by Vanguard PRIMECAP Fund.

PROPOSAL I
ELECTION OF DIRECTORS
      The Company, its wholly-owned subsidiary, Noble Energy Production, Inc., and Patina Oil & Gas Corporation (“Patina”) entered into an agreement and plan of merger on December 15, 2004 (the “Merger Agreement”). Under the Merger Agreement, the Company will acquire Patina through a merger of Patina into Noble Energy Production, Inc. (the “Merger”). Following the Merger, Noble Energy Production, Inc. will be the surviving entity and will continue as a wholly-owned subsidiary of the Company.
      For more information regarding the Merger, you are urged to read the joint proxy statement/prospectus on Form S-4, which the Company and Patina filed with the SEC on January 25, 2005 and subsequently amended and filed with the SEC on March 15, 2005. These materials are not yet final and may be further amended. You are urged to read this joint proxy statement/prospectus, as amended, and any other relevant materials filed by the Company or Patina because they contain, or will contain, important information about the Company, Patina and the Merger. The preliminary materials filed on January 25, 2005, the subsequent amendment filed on March 15, 2005, the definitive versions of these materials and other relevant materials (when they become available) and any other documents filed by the Company or Patina with the SEC, may be obtained free of charge from the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC by the Company may be obtained free of charge from the Company’s website at www.nobleenergyinc.com.
      Completion of the Merger is subject to customary closing conditions, including the approval of the stockholders of the Company and Patina. Although the Company expects the Merger to be completed in April of 2005, the actual closing date is not known at this time. Consequently, the Merger may not be completed prior to the Company’s annual meeting on April 26, 2005.
      As of the date of this proxy statement, the Company’s Board of Directors consists of five directors, four of whom are non-employee directors. Under the Merger Agreement, the Company’s Board of Directors, after consultation with the Governance Committee, has agreed to appoint two current Patina directors to the Company’s Board of Directors upon completion of the Merger. Therefore, if the Merger is completed prior to the annual meeting, a total of seven nominees will be voted upon at the annual meeting for election to the Board of Directors: five of the nominees will have served as directors since the last annual meeting and the remaining two will have been appointed to the Board of Directors in connection with the Merger. If the Merger is not completed prior to the annual meeting, only the five incumbent directors will be voted upon for election to the Board of Directors. Accordingly, this proposal consists of two alternate slates of nominees for election as directors. One slate, consisting of seven nominees, will be voted on at the annual meeting if the Merger is completed prior to the annual meeting. The other slate, consisting of five nominees, will be voted on at the annual meeting if the Merger is not completed prior to the annual meeting. The Company requests your vote with respect to each of the two slates.
      Information regarding the business experience of each nominee is provided below. All directors are elected annually to serve until the next annual meeting and until successors are elected.
      Directors are elected by plurality vote of the shares present at the annual meeting, meaning that the director nominee with the most affirmative votes for a particular slot is elected for that slot. If the Merger is completed prior to the annual meeting, the proxyholders will vote in favor of the seven persons listed below under the section “Company Nominees for Director Following Completion of the Merger,” unless contrary instructions are given. If the Merger is not completed prior to the annual meeting, the proxyholders will vote in favor of the five persons listed below under the section “Company Nominees for Director Prior to Completion of the Merger,” unless contrary instructions are given.
      If you sign your proxy card but do not give instructions with respect to the voting of directors and if the Merger is completed prior to the annual meeting, your shares will be voted for the seven persons recommended by the Board of Directors. If you sign your proxy card but do not give instructions with respect to the voting of directors and if the Merger is not completed prior to the annual meeting, your shares will be voted for the five persons recommended by the Board of Directors in that case. If you wish to give specific instructions with respect to the voting of directors, you must do so with respect to both the slate of seven persons who will be voted upon at the annual meeting if the Merger is completed prior to the annual meeting and the slate of five persons who will be voted upon at the annual meeting if the Merger is not completed prior to the annual meeting.
      The Board of Directors expects that all of the nominees will be available to serve as directors as indicated. In the event that any nominee should become unavailable, however, the proxyholders will vote for a nominee or nominees who would be designated by the Board of Directors unless the Board of Directors chooses to reduce the number of directors serving on the Board of Directors.
Company Nominees for Director Following Completion of the Merger
      If the Merger is completed prior to the annual meeting, the Board of Directors recommends a vote FOR the election to the Board of Directors of each of the following seven nominees:
      Michael A. Cawley — Mr. Cawley, age 57, has served as President and Chief Executive Officer of The Samuel Roberts Noble Foundation, Inc. (the “Foundation”) since February 1, 1992, after serving as Executive Vice President of the Foundation since January 1, 1991. Prior to 1991, Mr. Cawley was the President of Thompson, Cawley, Veazey & Burns, a professional corporation, attorneys at law. Mr. Cawley has served as a trustee of the Foundation since 1988 and is also a director of Noble Corporation. He has served as a director of the Company since 1995 and its Lead Independent Director since 2001.
      Edward F. Cox — Mr. Cox, age 58, has been a partner in the law firm of Patterson, Belknap, Webb & Tyler LLP, New York, New York for more than five years and serves as the chair of the firm’s corporate department. Mr. Cox has served as a director of the Company since 1984.
      Charles D. Davidson — Mr. Davidson, age 55, has served as President and Chief Executive Officer of the Company since October 2000 and has served as Chairman of the Board since April 2001. Prior to October 2000, he served as President and Chief Executive Officer of Vastar Resources, Inc. (“Vastar”) from March 1997 to September 2000 (Chairman from April 2000) and was a Vastar director from March 1994 to September 2000. From September 1993 to March 1997, he served as a Senior Vice President of Vastar. From December 1992 to October 1993, he was Senior Vice President of the Eastern District for ARCO Oil and Gas Company. From 1988 to December 1992, he held various positions with ARCO Alaska, Inc. Mr. Davidson joined ARCO in 1972.
      Kirby L. Hedrick — Mr. Hedrick, age 52, served as Executive Vice President over upstream operations for Phillips Petroleum Company from 1997 until his retirement in 2000. Mr. Hedrick was elected to the Company’s Board of Directors on August 1, 2002.
      Bruce A. Smith — Mr. Smith, age 61, has served as President and Chief Executive Officer of Tesoro Corporation since 1995 and has served as its Chairman since 1996. Mr. Smith joined Tesoro in 1992. He was elected to the Company’s Board of Directors on March 6, 2002.
      Jeffrey L. Berenson* — Mr. Berenson, age 54, has served as a director of Patina since December 2002. Mr. Berenson is President and Chief Executive Officer of Berenson & Company, a private investment banking firm in New York City that he co-founded in 1990. From 1978 until co-founding Berenson & Company, Mr. Berenson was with Merrill Lynch’s Mergers and Acquisitions department, becoming head of that department in 1986 and then co-head of its Merchant Banking unit in 1988. Mr. Berenson serves as a member of the National Council of Environmental Defense and is also a member of the International Conservation Committee of the Wildlife Conservation Society. Mr. Berenson received his Bachelor of Arts Degree from Princeton University.
      Thomas J. Edelman* — Mr. Edelman, age 54, founded Patina and has served as Chairman of the Board and Chief Executive Officer since its formation in 1996. Mr. Edelman was also appointed Patina’s President in December 2004. He co-founded Snyder Oil Corporation and was its President from 1981 through 1997. From

1980 to 1981, he was with The First Boston Corporation and from 1975 through 1980, with Lehman Brothers Kuhn Loeb Incorporated. Mr. Edelman received a Bachelor of Arts Degree from Princeton University and a Masters Degree in Finance from Harvard University’s Graduate School of Business Administration. Mr. Edelman serves as Chairman of Bear Cub Investments LLC.

*	To be appointed to the Board of Directors upon completion of the Merger pursuant to the Merger Agreement.
Company Nominees for Director Prior to Completion of the Merger
      If the Merger is not completed prior to the annual meeting, the Board of Directors recommends a vote FOR the election to the Board of Directors of each of the following five nominees:
      Michael A. Cawley — See biography above.
      Edward F. Cox — See biography above.
      Charles D. Davidson — See biography above.
      Kirby L. Hedrick — See biography above.
      Bruce A. Smith — See biography above.
      Generally, the Company’s By-laws provide that a stockholder must deliver written notice to the Secretary of the Company no later than 90 calendar days prior to the annual meeting naming the stockholder’s nominee(s) for director and specifying certain information concerning the stockholder and nominee(s). Accordingly, a stockholder’s nominee(s) for director to be presented at the 2006 annual meeting of stockholders must be received by the Company no later than January 25, 2006.
INFORMATION CONCERNING THE BOARD OF DIRECTORS
      The Board of Directors held thirteen meetings in 2004, consisting of five regular meetings, the annual organizational meeting and seven special meetings.
      All directors are expected to attend each annual meeting of stockholders. A director who is unable to attend the annual meeting, which it is understood will occur on occasion, is expected to notify the Chairman of the Board in advance of such meeting. Attendance at the annual meeting will be considered by the Governance Committee in assessing each director’s performance. Last year, all directors attended the annual meeting of stockholders.
Independence of the Board of Directors
      The Company is listed on the NYSE and therefore must comply with certain standards of corporate governance established for all NYSE-listed companies, including the requirement that a majority of the Board of Directors be independent and every member of each of the Audit Committee, the Governance Committee and the Compensation Committee be independent. A director is considered independent only if the Board of Directors affirmatively determines that the director has no material relationship with the Company. The standards relied upon by the Board of Directors in affirmatively determining a director’s independence are set forth in the NYSE Listed Company Manual and generally provide that: (i) a director who is an employee, or whose immediate family member (defined as a spouse, parent, child, sibling, father- and mother-in-law, son- and daughter-in-law and anyone, other than a domestic employee, sharing the director’s home) is an executive officer, of the Company, would not be independent for a period of three years after termination of such relationship; (ii) a director who receives, or whose immediate family receives as an executive officer of the Company, more than $100,000 per year in direct compensation from the Company, except for certain permitted payments, would not be independent for a period of three years after ceasing to receive such amount; (iii) a director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company would not be independent for a period of three years after the termination of such relationship; (iv) a director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on the other company’s compensation committee would not be independent for a period of three years after the termination of such relationship; and (v) a director who is an executive officer or employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, would not be independent until a period of three years after falling below such threshold. In addition to these objective standards, and in compliance with the NYSE rules, the Board of Directors has adopted a general standard that no director who has any other material relationship with the Company that could interfere with the director’s ability to exercise independent judgment will be considered independent. The Board of Directors exercises appropriate discretion in identifying and evaluating the materiality of any relationships directors may have with the Company.
      The Board of Directors, applying the standards referenced above, affirmatively determined that Michael A. Cawley, Edward F. Cox, Kirby L. Hedrick, and Bruce A. Smith are independent for board membership purposes. The Board of Directors also determined that all members of the Audit Committee, Governance Committee and Compensation Committee are independent. The Board of Directors has not yet made an independence determination with respect to Jeffrey L. Berenson and Thomas J. Edelman, the two Patina directors to be appointed to the Board of Directors upon completion of the Merger pursuant to the Merger Agreement.
Communications with Directors
      Stockholders and other interested parties may contact any member of the Board of Directors, any Board of Directors committee or any chair of any such committee by mail, electronically or by calling the Company’s independent, toll-free compliance line. To communicate by mail with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any individual director or group or committee of directors by either name or title. All correspondence should be sent to Noble Energy, Inc., Attention: Secretary, at 100 Glenborough, Suite 100, Houston, Texas 77067. To communicate with any of the Company’s directors electronically, stockholders should go to the Company’s website at www.nobleenergyinc.com. Under the headings “Corporate Governance/ Corporate Governance Guidelines,” you will find a link under Exhibit 3 (“Shareholder Communications with Directors”) that may be used for writing an electronic message to the Board of Directors, any individual director, or any group or committee of directors. In addition, stockholders may call the Company’s independent, toll-free compliance line listed on the Company’s website under the headings “Corporate Governance/ Audit Committee Complaints Policy.”
      All stockholder communications properly received will be reviewed by the office of the Company’s General Counsel to determine whether the contents represent a message to the Company’s directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the appropriate director or directors.
Evaluation of Director Nominees
      The Governance Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board of Directors’ oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. Nominees for director shall be those people who, after taking into account their skills, expertise, integrity, diversity, character, judgment, age, independence, corporate experience, length of service, potential conflicts of interest and commitments (including, among other things, service on the boards or comparable governing bodies of other public companies, private business companies, charities, civic bodies or similar organizations) and other qualities, are believed to enhance the Board’s ability to manage and direct, in an effective manner, the affairs and business of the Company, including, when applicable, to enhance the ability of committees of the Board of Directors to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or listing requirements of the NYSE.
      In general, nominees for director should have an understanding of the workings of large business organizations such as the Company and senior level executive experience, as well as the ability to make independent, analytical judgments, the ability to be an effective communicator and the ability and willingness to devote the time and effort to be an effective and contributing member of the Board of Directors. In addition, the Governance Committee will examine a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company. The Governance Committee will also seek to have the Board of Directors represent a diversity of backgrounds, experience, gender and race.
      The Governance Committee will identify potential nominees by asking current directors and executive officers to notify the Governance Committee if they become aware of persons, meeting the criteria described above, who have had a change in circumstances that might make them available to serve on the Board of Directors – for example, retirement as a CEO or CFO of a public company or exiting government or military service or business and civic leaders in the communities in which the Company’s facilities are located. The Governance Committee also, from time to time, will engage firms that specialize in identifying director candidates. The Governance Committee will also consider candidates recommended by stockholders.
      Once a person has been identified by the Governance Committee as a potential candidate, the Governance Committee may collect and review available information regarding the person to assess whether the person should be considered further. If the Governance Committee determines that the candidate warrants further consideration, the Governance Committee Chair or another member of the Governance Committee will contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board of Directors, the Governance Committee will request information from the candidate, review the person’s accomplishments and qualifications, including in light of any other candidates that the Governance Committee might be considering, and conduct one or more interviews with the candidate. In certain instances, Governance Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Governance Committee’s evaluation process will be the same whether or not a candidate is recommended by a stockholder, although the Board of Directors may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.
      The Governance Committee will consider director nominees of stockholders, provided that such recommendations are made in writing to the attention of the Secretary and received by the Secretary not less than 90 days in advance of an annual stockholder meeting. A stockholder must include the following information with each recommendation for a director nominee:

•	The name and address of the stockholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership;

•	Whether the stockholder intends to appear in person or by proxy at the annual stockholders meeting to make the nomination;

•	A description of all arrangements or understandings between the stockholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is made; and

•	The name of the candidate, the candidate’s resumé or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected by the Governance Committee and nominated by the Board of Directors.

Committees of the Board of Directors
      The Board of Directors has four standing committees, whose names, current members and purposes are as follows:

Audit Committee — Bruce A. Smith, Chair; Michael A. Cawley; and Kirby L. Hedrick. The primary purpose of the Audit Committee is to: (1) assist the Board of Directors in fulfilling its responsibility to oversee the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualification and independence, and the performance of the Company’s internal audit function and independent auditor and (2) prepare a committee report as required by the SEC to be included in the Company’s annual proxy statement. The Audit Committee held fourteen meetings during 2004. For more details, see information under the section “Report of the Audit Committee.”

Compensation, Benefits and Stock Option Committee — Kirby L. Hedrick, Chair; Edward F. Cox; and Bruce A. Smith. The purpose of the Compensation, Benefits and Stock Option Committee is to: (a) review and approve corporate goals and objectives in the areas of: (1) salary and bonus compensation, (2) benefits, and (3) equity-based compensation, as these areas relate to the Chief Executive Officer (“CEO”), evaluating the CEO’s performance based on those goals and objectives and, either as a committee or together with the other independent directors (as directed by the Board of Directors), determine and approve the CEO’s compensation level based on that evaluation; (b) make recommendations to the Board with respect to non-CEO compensation, incentive-compensation plans and equity-based plans; and (c) produce a committee report on executive compensation as required by the SEC to be included in the Company’s annual proxy statement or annual report on Form 10-K. The Compensation, Benefits and Stock Option Committee held six meetings during 2004. For more details, see information under the section “Report of the Compensation, Benefits and Stock Option Committee on Executive Compensation.”

Corporate Governance and Nominating Committee — Michael A. Cawley, Chair; Edward F. Cox; Kirby L. Hedrick; and Bruce A. Smith. The overall purpose of the Corporate Governance and Nominating Committee is: (1) to take a leadership role in providing a focus on corporate governance to enable and enhance the Company’s short and long-term performance; (2) to engage in appropriate identification, selection, retention and development of qualified directors consistent with criteria approved by the Board; (3) to develop, and recommend to the Board, a set of corporate governance principles or guidelines applicable to the Company; (4) to advise the Board with respect to the Board’s composition, procedures and committees; and (5) to oversee the evaluation of the Board and management. The Corporate Governance and Nominating Committee held six meetings during 2004.

Environment, Health and Safety Committee — Edward F. Cox, Chair; Charles D. Davidson; and Kirby L. Hedrick. The overall purpose of the Environment, Health and Safety Committee is to assist the Board of Directors in determining whether the Company has appropriate policies and management systems in place with respect to environment, health and safety (“EH&S”) matters and to monitor and review compliance with applicable EH&S laws, rules and regulations. The Environment, Health and Safety Committee held five meetings during 2004.
      Each director attended at least 75% of the meetings of the Board of Directors and its committees of which such director was a member during the past fiscal year.
Compensation Committee Interlocks and Insider Participation
      Kirby L. Hedrick, Edward F. Cox and Bruce A. Smith served on the Compensation Committee during 2004. There were no Compensation Committee interlocks nor insider (employee) participation during 2004.
Compensation of Directors
      Directors who are not officers of the Company or any of its subsidiaries receive an annual retainer of $37,500 and a fee of $1,000 for each Board of Directors or committee meeting attended. With the exception of the Audit Committee, the chair of each committee, if not also an employee or officer of the Company, receives an additional annual fee of $5,000. The chair of the Governance Committee, Mr. Cawley, has elected to waive the chair’s fee. The chair of the Audit Committee receives an additional $15,000 annual fee. The position of “Lead Independent Director,” which is filled by a non-employee director, receives an additional annual fee of $20,000. The Company also reimburses directors for travel, lodging and related expenses they incur in attending Board of Directors and committee meetings.
      Non-employee directors are entitled to the benefit of the Company’s Non-Employee Director Fee Deferral Plan. Under the terms of this plan, non-employee directors may, during a specified period of time each year, elect to have all or any portion of their director fees deferred for future payment by the Company.
      Non-Employee Director Stock Option Plan. The 1988 Nonqualified Stock Option Plan for Non-Employee Directors, as amended, provides for the grant of nonqualified stock options to each director of the Company who is neither an employee nor officer of the Company. The plan provides generally for a fixed grant of options annually on each February 1 during the term of the plan. An automatic grant is made (i) to each new non-employee director at the time of the director’s election of an initial option to purchase 10,000 shares of common stock and (ii) to each incumbent non-employee director on February 1 each year of an option to purchase 5,000 shares of common stock. The purchase price per share of common stock under the option is fair market value on the date of grant. The options have a ten-year term and are initially exercisable one year after date of grant.
      The Company’s Board of Directors has adopted a new 2005 Stock Plan for Non-Employee Directors of Noble Energy, Inc., subject to the approval of the Company’s stockholders at the annual meeting. If the 2005 plan is approved by the Company’s stockholders, the 1988 plan will terminate immediately. For a description of the 2005 plan, see “Proposal III – Approval of New 2005 Stock Plan For Non-Employee Directors.”
PROPOSAL II
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
      The Audit Committee of the Board of Directors has appointed the firm of KPMG LLP to serve as independent auditor of the Company for the fiscal year ending December 31, 2005. This firm has audited the accounts of the Company since May 2002. Although action by the stockholders on this matter is not required, the Audit Committee believes that it is important to seek stockholder ratification of this appointment in light of the critical role played by the independent auditor in maintaining the integrity of Company financial controls and reporting.
      One or more members of KPMG LLP are expected to be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.
      The Board of Directors recommends that stockholders vote FOR ratification of the appointment of KPMG LLP as independent auditor.
PROPOSAL III
APPROVAL OF NEW 2005 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
      The Board of Directors has adopted the 2005 Stock Plan for Non-Employee Directors of Noble Energy, Inc. (the “2005 Plan”), subject to the approval of the 2005 Plan by the stockholders of the Company at the annual meeting. The purposes of the 2005 Plan are to provide each non-employee director of the Company with an added incentive to continue in the service of the Company and a more direct interest in the future success of the operations of the Company by granting to such directors options to purchase shares of the Company’s common stock and awards of restricted shares of common stock.
      The following is a summary of the principal features of the 2005 Plan. This summary does not purport to be a complete description of all of the provisions of the 2005 Plan and is qualified in its entirety by the text of the 2005 Plan, a copy of which is attached to this proxy statement as Appendix A. Capitalized terms not otherwise defined below have the meanings ascribed to them in the 2005 Plan.
General
      The 2005 Plan authorizes the issuance of up to 400,000 shares of common stock. Any shares of common stock allocable to the unexercised portion of an option that expires or terminates will again be available for the purposes of the 2005 Plan. The 2005 Plan contains provisions for the adjustment of the number of shares of common stock to be granted or available for grant under options and restricted stock awards, and for the adjustment of the shares subject to unexercised options, in the event of common stock splits or combinations, dividends payable in common stock or the occurrence of certain other events.
      The 2005 Plan is administered by the Board of Directors and, subject to certain minimum and maximum annual grant limitations, is designed to allow the Board to adjust the value and the form of the grants to be made under the 2005 Plan from time to time in order to permit the Company to respond to market conditions and remain competitive in its non-employee director compensation practices. Under the 2005 Plan, certain options and restricted stock awards are granted automatically to incumbent and new non-employee directors. In addition, the Board of Directors has the discretion to grant additional options and restricted stock awards to the non-employee directors and to determine the restrictions, terms and conditions applicable to such grants.
Stock Options
      Each new non-employee director will be granted an option to purchase 5,600 shares of common stock on the date of such non-employee director’s election to the Board of Directors as a director. On each February 1 during the term of the 2005 Plan, each incumbent non-employee director serving the Company on such date automatically will be granted an option to purchase 1,400 shares of common stock. In addition to the foregoing automatic grants of options, at any time the Board of Directors in its discretion may grant an additional option to any non-employee director who previously has received or concurrently is receiving a February 1 automatic option grant; provided, however, that the aggregate number of shares of common stock that may be subject to options granted by the Board of Directors in its discretion to a particular non-employee director during any calendar year, when added to the number of shares of common stock that are subject to the option automatically granted to such non-employee director on February 1 of that year, cannot exceed 5,600.
      The price at which each share of common stock covered by an option may be purchased is the fair market value of such share on the date of the grant of such option. Each option will be exercisable from time to time over the period of time commencing one (1) year from the date of the grant of such option and ending (i) in the case of an option automatically granted under the 2005 Plan, upon the expiration of ten (10) years from the date of such grant, or (ii) in the case of an option granted by the Board of Directors in its discretion, upon the expiration date specified for such option by the Board of Directors at the time of the grant of such option. Each option granted to a non-employee director under the 2005 Plan will, however, become exercisable in full (i) upon the death of such non-employee director, (ii) upon the mandatory retirement of such non-employee director as a regular director because of age in accordance with Article III of the By-laws of the Company, or (iii) in the event of a Change in Control as defined in the 2005 Plan.
      If a non-employee director’s service as a director terminates within the exercise period applicable to an option granted to such non-employee director, the non-employee director (or if such termination of service is by reason of death, the executor or administrator of the non-employee director’s estate or person who has acquired the option by bequest, inheritance or permitted transfer) may exercise such option, to the extent such option was exercisable at the time of such termination of service, for a period ending on the earlier of (i) the expiration of five (5) years from such termination of service, or (ii) the expiration of the exercise period applicable to such option.
      The options granted under the 2005 Plan are transferable only by will or the laws of descent and distribution or to a permitted transferee (as defined below). An option may be transferred to a permitted transferee if (i) there is no consideration for the transfer, (ii) the original optionee remains liable for all withholding obligations associated with the exercise of the option, (iii) the original optionee notifies the Company of the transfer and provides certain information with respect to the permitted transferee, and (iv) the Board of Directors approves the form of the transfer documents effectuating the transfer. The term “permitted transferee” means, with respect to an original optionee, (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the original optionee, including adoptive relationships, (ii) any person sharing the original optionee’s household (other than a tenant or an employee), (iii) a trust in which the persons described in clauses (i) and (ii) above have more than fifty percent of the beneficial interest, (iv) a foundation in which the original optionee and/or persons described in clauses (i) and (ii) above control the management of assets, and (v) any other entity in which the original optionee and/or persons described in clauses (i) and (ii) above own more than fifty percent of the voting interests.
Restricted Stock Awards
      Each new non-employee director will be granted 2,400 restricted shares of common stock on the date of such non-employee director’s election to the Board of Directors as a director. On each February 1 during the term of the 2005 Plan, each incumbent non-employee director serving the Company on such date automatically will be granted 600 restricted shares of common stock. In addition to the foregoing automatic grants of restricted shares of common stock, at any time the Board of Directors in its discretion may grant additional restricted shares of common stock to any non-employee director who previously has received or concurrently is receiving a February 1 automatic grant of restricted shares of common stock; provided, however, that the aggregate number of restricted shares of common stock that may be granted by the Board of Directors in its discretion to a particular non-employee director during any calendar year, when added to the number of shares of common stock that are subject to the grant of restricted shares of common stock automatically granted to such non-employee director on February 1 of that year, cannot exceed 2,400. Each grant of restricted shares of common stock under the 2005 Plan will be restricted for a period of at least one year from the date of such grant, and may not be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of until all of the restrictions, terms and conditions applicable to such restricted shares have been satisfied. During the restricted period, the non-employee director to whom the restricted shares of common stock have been granted will be the record owner of such shares and will have all of the rights of a stockholder with respect to such shares, including the right to vote and the right to receive dividends or other distributions made with or paid with respect to such shares.
      Subject to the express provisions of the 2005 Plan, the Board of Directors in its discretion will determine the restrictions, terms and conditions that will apply to each grant of restricted shares of common stock granted pursuant to the 2005 Plan; provided, however, that the restrictions applicable to each such grant will terminate in the event of a Change in Control or if such non-employee director (i) dies or becomes disabled while a director of the Company, or (ii) retires as a regular director of the Company because of age in accordance with the mandatory retirement provisions of Article III of the By-laws of the Company.
Amendment of the Plan
      The Board of Directors may at any time and from time to time amend, modify or suspend the 2005 Plan, provided that no such amendment, modification or suspension shall (1) adversely affect an option or restricted stock award theretofore granted to a non-employee director, or deprive a non-employee director of any shares of common stock such non-employee director has acquired or may acquire under such an option or restricted stock award, without his or her consent, or (2) be made without the approval of the stockholders of the Company if such amendment, modification or suspension would (i) expand the types of grants that may be made under the 2005 Plan, (ii) increase the total number of shares of common stock that may be granted under the 2005 Plan or decrease the exercise price of Options granted or to be granted under the 2005 Plan (other than in accordance with the 2005 Plan’s antidilution provisions), (iii) materially expand the class of persons eligible to be granted options or restricted stock awards under the 2005 Plan, (iv) materially increase the benefits accruing to non-employee directors under the 2005 Plan, (v) extend the term of the 2005 Plan or the exercise period applicable to an option granted thereunder, or (vi) constitute a material revision of the

2005 Plan requiring stockholder approval pursuant to Section 303A.08 of the NYSE Listed Company Manual or applicable law.
Termination
      Unless previously terminated by the Board of Directors in its discretion, the 2005 Plan will terminate at the close of business on March 31, 2015, after which time no further grants may be made under the 2005 Plan.
United States Federal Income Tax Consequences
      The following summary is based upon an analysis of the Internal Revenue Code (the “Code”) as currently in effect, and existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of United States federal income tax consequences and such consequences may be either more or less favorable than those described below depending on a taxpayer’s particular circumstances.
      All options granted under the 2005 Plan are nonqualified options that are not entitled to special tax treatment under Section 422 of the Code. The 2005 Plan is also not qualified under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.
      For federal income tax purposes, no income will be recognized by a non-employee director to whom an option is granted (an “optionee”) upon the grant of an option. Upon exercise of an option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price of such shares. The Company will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee at the time of such recognition by the optionee. The basis of the shares transferred to an optionee pursuant to exercise of an option is the price paid for such shares plus an amount equal to any income recognized by the optionee as a result of the exercise of such option. If the optionee thereafter sells shares acquired upon exercise of an option, any amount realized over the basis of such shares will constitute capital gain to such optionee for federal income tax purposes.
      If the restrictions on the shares of common stock granted to a non-employee director (an “awardee”) are of a nature that the shares are both subject to a substantial risk of forfeiture and not freely transferable (within the meaning of Section 83 of the Code), the awardee will not recognize income for federal income tax purposes at the time of the award unless the awardee elects, no later than thirty (30) days after the receipt of such shares, to include the fair market value of such shares on the date of the grant, less any amount paid for such shares, in gross income for the year of the grant pursuant to Section 83(b) of the Code. In the absence of such an election, the awardee will be required to include in income for federal income tax purposes on the date the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code), the fair market value of the shares on such date, less any amount paid for the shares. The Company will be entitled to a deduction at the time of income recognition to the awardee in an amount equal to the amount the awardee is required to include in income with respect to the shares. If a Code Section 83(b) election is made, no additional income will be recognized by the awardee upon the lapse of restrictions on the restricted shares of common stock, but if the shares are subsequently forfeited, the awardee may not deduct the income that was recognized pursuant to the Code Section 83(b) election at the time of the receipt of the shares.
      Dividends on restricted shares of common stock that are paid to an awardee before the expiration of the restriction period will be additional compensation taxable as ordinary income to the awardee unless the awardee made an election under Code Section 83(b) with respect to such shares. The Company will be entitled to a corresponding tax deduction equal to the dividends includible in the awardee’s income as compensation. If the awardee has made a Code Section 83(b) election with respect to such shares, the dividends thereon will be treated as dividend income, rather than additional compensation, to the awardee.
      If the restrictions on the shares of common stock granted to an awardee are not of a nature that the shares are both subject to a substantial risk of forfeiture and not freely transferable (within the meaning of Section 83 of the Code), the awardee will recognize ordinary income for federal income tax purposes at the time of the transfer of the shares in an amount equal to the fair market value of the shares on the date of the transfer, less any amount paid therefor. The Company will be entitled to a deduction at that time in an amount equal to the amount the awardee is required to include in income with respect to the shares.
Vote Required and Board of Directors Recommendation
      At the annual meeting, stockholders are being asked to approve the 2005 Plan. Such approval will require the affirmative vote of a majority of the votes cast on the proposal, provided that the total number of votes cast on the proposal represents over 50% of the common stock entitled to vote on the proposal.
      The Board of Directors recommends that you vote FOR the approval of the 2005 Plan.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
      The following tabulation sets forth, as of March 1, 2005, the shares of common stock beneficially owned by each director, each named executive officer listed in the Summary Compensation Table included elsewhere in this proxy statement, and all directors and named executive officers as a group.

	Common Stock Beneficially Owned (1)

	Number		Percent of
Name	of Shares		Class

Director
Michael A. Cawley	52,371	(2)(3)	.09%
Edward F. Cox	70,572	(2)	.12%
Charles D. Davidson	302,257	(2)(5)(7)	.51%
Kirby L. Hedrick	21,000	(2)	.04%
Bruce A. Smith	21,500	(2)	.04%

Named Executive Officers (excluding any director named above) and Group
Susan M. Cunningham	70,307	(2)(7)	.12%
James L. McElvany	179,067	(2)(5)(6)(7)	.30%
William A. Poillion, Jr.	184,896	(2)(5)(7)	.31%
David L. Stover	23,726	(2)(7)	.04%
All directors and named executive officers as a group (9 persons)	925,696	(2)(3)(4)(6)(7)	1.57%

(1)	Unless otherwise indicated, all shares are directly held with sole voting and investment power.

(2)	Includes shares not outstanding but subject to options that are currently exercisable (or that will become exercisable on or before April 30, 2005), as follows: Mr. Cawley — 51,571, shares; Mr. Cox — 51,572 shares; Mr. Davidson — 281,430 shares; Mr. Hedrick – 20,000 shares; Mr. Smith — 20,000 shares; Mrs. Cunningham — 66,516 shares; Mr. McElvany — 146,947 shares; Mr. Poillion — 146,784 shares; and Mr. Stover — 20,479 shares.

(3)	Mr. Cawley is one of eleven trustees of The Samuel Roberts Noble Foundation, Inc. The Samuel Roberts Noble Foundation, Inc. holds of record 1,358,633 shares (2.3%) of Company common stock. As with other corporate action, the voting of the shares held by the Foundation requires a majority vote of its trustees at a meeting at which a quorum of trustees is present. Where there are multiple trustees of a company and a majority vote is required for corporate action, no individual trustee is deemed to have beneficial ownership of securities held by such company. Accordingly, the 1,358,633 shares held of record by the Foundation are not reflected in Mr. Cawley’s beneficial ownership of common stock.

(4)	Includes shares not outstanding but subject to options that are currently exercisable (or that will become exercisable on or before April 30, 2005).

(5)	Includes shares not outstanding but indirectly held in a qualified 401(k) Plan, as follows: Mr. Davidson — 1,167 shares; Mr. McElvany — 6,472 shares; and Mr. Poillion — 16,684 shares.

(6)	Included in the shares that are beneficially owned by Mr. McElvany are 523 shares of common stock in which shared dispositive power and sole voting power are held by one of Mr. McElvany’s two sons.

(7)	Includes restricted stock awards not currently vested, as follows: Mr. Davidson — 17,160 shares; Mrs. Cunningham — 3,791 shares; Mr. McElvany — 3,681 shares; Mr. Poillion — 3,718 shares; and Mr. Stover — 3,247 shares.

EXECUTIVE COMPENSATION
      The following report of the Compensation, Benefits and Stock Option Committee of the Board of Directors and the information under the section “Performance Graph” shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules, except for the required disclosure in this proxy statement, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), and the information shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act.
REPORT OF THE COMPENSATION, BENEFITS
AND STOCK OPTION COMMITTEE
ON EXECUTIVE COMPENSATION
To the Stockholders of
Noble Energy, Inc.:
      The purpose of the Compensation, Benefits and Stock Option Committee (the “Compensation Committee”) is to: (a) review and approve corporate goals and objectives in the areas of: (1) salary and bonus compensation, (2) benefits, and (3) equity-based compensation, as these areas relate to the Chief Executive Officer (CEO), evaluating the CEO’s performance based on those goals and objectives and, either as a committee or together with the other independent directors (as directed by the Board of Directors), determine and approve the CEO’s compensation level based on that evaluation; (b) make recommendations to the Board with respect to non-CEO compensation, incentive compensation plans and equity-based plans; and (c) produce a committee report on executive compensation as required by the SEC to be included in the Company’s annual proxy statement or annual report on Form 10-K.
Compensation Philosophy
      The Company’s compensation philosophy is to pay employees for the value of their contributions, recognizing differences in individual performance through the various components of total compensation. Total compensation consists of base salary, incentives and benefits. The Company’s objective is to provide a total compensation program that is flexible enough to respond to changing market conditions and that also aligns compensation levels with sustained performance and comparable industry benchmarks. Compensation levels are evaluated annually to ensure they are market competitive and that they reflect relative performance within the Company.
      The executive compensation policy of the Company, which is endorsed by the Compensation Committee, is to provide a compensation program that will attract, motivate and retain persons of high quality and will support a long-standing internal culture of loyalty and dedication to the interests of the Company. In administering the executive compensation program, the Compensation Committee is mindful of the following principles and guidelines, which are supported by the Board of Directors.
      Base salaries for executive officers should be competitive with comparable positions in peer companies. A sufficient portion of annual compensation should be at risk in order to align the interests of executives with those of stockholders of the Company. This variable part of annual compensation should reflect both corporate and individual performance. As a person’s level of responsibility increases, a greater portion of total compensation should be at risk and the mix of total compensation should be weighted more heavily in favor of incentive-based compensation. Stock options, restricted stock and performance units together provide a balanced long-term incentive program that aligns the interests of our stockholders and our executives toward the enhancement of stockholder value.

Components of Compensation Program
      The 2004 executive compensation program consisted of three principal elements, which are discussed below: base salary, a short-term incentive plan and a long-term incentive plan.

Base Salary: Base salary for executive officer positions is determined principally by competitive factors. The Company obtains information through participation in oil and gas industry compensation surveys conducted by independent compensation consultants. These surveys, which address base salary and other compensation components, provide a comparative analysis of executive compensation considering similar positions in peer companies. In 2004, the Company engaged an independent compensation consultant to update its review of the Company’s executive compensation programs. The review covered base salary and the Company’s short-term incentive plan and long-term incentive plan. The Compensation Committee analyzes the information and makes annual adjustments based on performance and market conditions. The policy of the Compensation Committee generally is to establish base salary levels that approximate market averages. Based on the consultant’s survey, adjustments were made to certain executive officers’ base salary to more closely approximate the market averages. According to data supplied by the consultant, after the 2004 adjustments, the top five executive salaries varied between approximately 26 percent above to 9 percent below the market median.

Short-Term Incentive Plan: The short-term incentive plan (“STIP”) is an annual incentive bonus plan in which executive officers participate and is available to all full-time employees of the Company and its subsidiaries. The target bonus for an employee is the employee’s base salary at year-end multiplied by the percentage factor assigned to the employee’s salary classification. Target percentage factors range from 5 to 100 percent, with factors of 100 percent for the CEO and either 55 or 60 percent for the other four top-paid executive officers.

In the 2004 performance year, the Compensation Committee set annual performance goals for the Company to include four specific performance-based measures and one discretionary component assigned by the committee. The performance measures, which account for 70% of the target percentage, are discretionary cash flow, proved reserve additions, production, and controllable unit costs. These performance measures and the related targets for discretionary cash flow, proved reserve additions, production, and controllable unit costs were reviewed and approved by the Compensation Committee. Discretionary cash flow is composed of net income, adding back depreciation, depletion and amortization and various other non-cash expense items, including deferred tax. In the early part of 2005, the Compensation Committee reviewed the overall performance of the Company for fiscal year 2004 and assigned an appropriate achievement factor to the discretionary component. Payout under the plan based on the Company’s 2004 performance occurred in February 2005.

Long-Term Incentive Plan: The long-term incentive plan (“LTIP”) was approved by the Compensation Committee and adopted by the Board of Directors on January 27, 2004. The LTIP is designed to: (i) provide a comprehensive long-term incentive program that is performance-driven and rewards long-term business success; (ii) offer competitive long-term incentive compensation opportunities to key Company employees; (iii) provide motivation to maximize long-term shareholder value creation; (iv) reward outstanding achievement of those who can most directly affect the Company’s results and instill a sense of business ownership; and (v) assist the Company in attracting and retaining high quality talent. The LTIP, which has an effective date of January 1, 2004, provides for awards of stock options, restricted stock and performance units. The stock options and restricted stock are issued under the Company’s 1992 Stock Option and Restricted Stock Plan (the “1992 Plan”), which was approved by the stockholders in 1992 and amended and restated in 1997, 2000, 2002 and 2003. The 1992 Plan permits the use of several different types of stock-based grants or awards: nonqualified or incentive stock options with or without stock appreciation rights, and restricted stock. Option grants represent the right to purchase shares of common stock over a period of up to ten years upon such terms and conditions, consistent with the provisions of the 1992 Plan, as are specified by the Compensation Committee at the time of grant. Restricted stock may be awarded by the Compensation Committee subject to such terms and conditions as may be specified by the committee, provided that the restriction period must be at least three years from the date of award (or one year in the case of restricted stock awarded with performance-based conditions). Restricted stock will vest after three years, provided that certain performance criteria are achieved during the performance period. Performance units will be paid in cash based on the attainment of specific predetermined multi-year performance objectives. For 2005, these objectives are debt-adjusted reserves, production, and discretionary cash flow growth. Generally, each performance period is three years. Prior to the beginning of each period, performance objectives and target awards are established by the Compensation Committee and performance units are issued to participants. At the end of each performance period, cash payouts are determined based on the achievement of the objectives. Stock options, restricted stock and performance units were awarded under the LTIP in February 2005, covering a performance period of January 1, 2005 to December 31, 2007.

2004 Compensation of CEO
      Davidson Total Salary, STIP Bonus and LTIP Awards. After assessing the Company’s overall performance last year on the basis of the criteria described above, for 2004 the Compensation Committee authorized for Mr. Davidson (1) a total salary of $741,667, (2) a bonus under the Company’s STIP of $1,320,000, which was paid in February 2005 based on the Company’s 2004 performance, and (3) awards under the Company’s LTIP of 43,290 stock options, 11,160 shares of restricted stock and 1,033,200 performance units.
Change of Control Agreements
      Davidson Change of Control Agreement. The Company’s change of control agreement with Mr. Davidson includes provisions regarding the severance package that Mr. Davidson may be entitled to if he is terminated within 24 months after a change of control of the Company. A change of control for purposes of Mr. Davidson’s agreement will be deemed to have occurred if any of the following conditions occur:

•	individuals who constituted the Board of Directors at the time of Mr. Davidson’s employment (the “Incumbent Board”) cease to constitute at least 51% of the Board, provided that any person whose election was approved by a vote of at least a majority of the directors of the Incumbent Board will be considered a member of the Incumbent Board; or

•	the stockholders of the Company approve a reorganization, merger or consolidation whereby the persons who were stockholders immediately prior to the reorganization, merger or consolidation do not immediately thereafter own at least 51% of the voting shares of the new entity; or

•	the stockholders of the Company approve a liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets to a non-related party; or

•	a new person or entity becomes the owner of at least 25% of the outstanding common stock or voting power in the Company.
      If the Company terminates Mr. Davidson for cause, incapacity due to physical or mental illness, or death, the Company has no further obligation to Mr. Davidson. A termination for cause, upon the occurrence of certain actions or circumstances enumerated in the change of control agreement, may only be made by the affirmative vote of a majority of the members of the Board of Directors.
      If the Company terminates Mr. Davidson for any other reason within 24 months after a change of control of the Company, then the Company shall pay or provide the following to Mr. Davidson:

•	all unpaid salary, expenses, compensation and benefits;

•	a lump sum of 2.99 times his annual cash compensation (made up of annual salary and bonus);

•	an amount equal to his pro-rata target bonus for the then-current year;

•	life, disability, medical and dental insurance benefits, upon his written request, for 36 months or such shorter period until Mr. Davidson obtains substantially equivalent coverage from a subsequent employer;

•	his Company stock options; and

•	reimbursement for reasonable fees up to $15,000 for out-placement employment services.
      The above amounts will have a gross-up payment applied to them to offset fully the effect of any federal excise tax.
      Change of Control Agreements for Other Officers. As of the date of this proxy statement, each executive officer of the Company has a change of control agreement similar to Mr. Davidson’s as described above. These change of control agreements generally incorporate the same terms and conditions as Mr. Davidson’s agreement, except a different multiplier is used in the executive officers’ agreements. This multiplier affects two provisions of the agreement: (i) the lump sum payment that will be made upon termination and (ii) the provision of insurance benefits. For example, the multiplier in Mr. Davidson’s agreement is 2.99, so he will receive a lump sum of 2.99 times his annual cash compensation and up to 36 months of benefits (2.99 times 12 months) if he is terminated under certain change of control circumstances that are described above. The multiplier for the executive officers (other than Mr. Davidson) ranges from 2.0 to 2.5. Thus, each executive officer’s lump sum payment is 2.0 to 2.5 times his or her annual cash compensation and his or her insurance benefits may extend for up to 30 months.
Tax Deductibility of Executive Compensation
      Section 162(m) of the Internal Revenue Code contains provisions that limit the tax deductibility of executive compensation in excess of $1 million per person per year, subject to certain exceptions. The policy of the Company is to design its compensation programs to preserve the tax deductibility of compensation paid to its executive officers and other members of management. However, the Compensation Committee could determine, after taking into consideration the burdens of compliance with Section 162(m) and other relevant facts and circumstances, to pay compensation that is not fully deductible if the committee believes the payments are in the Company’s best interest. In 1997, the stockholders of the Company approved the amended and restated 1992 Plan, allowing compensation paid thereunder in the form of stock options and stock appreciation rights to qualify as “performance-based compensation” for purposes of Section 162(m). In addition, in 2004 the stockholders of the Company approved the material terms of the performance goals applicable to future grants of restricted stock and performance units under the LTIP for the purpose of qualifying payments made pursuant to those grants for deduction under Section 162(m).
Summary
      The members of the Compensation Committee believe that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and stockholder interests. As performance goals are met or exceeded, resulting in increased value to stockholders, executive officers are rewarded commensurately. The Compensation Committee believes that compensation levels during 2004 adequately reflect the compensation goals and policies of the Company.
March 18, 2005

Compensation, Benefits and
Stock Option Committee

Kirby L. Hedrick, Chair
Edward F. Cox
Bruce A. Smith
      The following “Summary Compensation Table,” “Option Grants in 2004” table, “Aggregated Option Exercises in 2004 and 12/31/04 Option Values” table, “Equity Compensation Plan Table,” “Long Term Incentive Plan Grants in 2004” table, “Pension Plan Table,” and “Performance Graph” are attachments to this Report of the Compensation, Benefits and Stock Option Committee on Executive Compensation.

      The following table sets forth certain summary information concerning the compensation awarded to, earned by or paid to the Chief Executive Officer of the Company and each of the four most-highly compensated executive officers of the Company other than the Chief Executive Officer (collectively, the “named executive officers”) for the years indicated.
Summary Compensation Table

	Annual Compensation				Long Term Compensation

					Awards		Payouts

					Number of	Shares of	Performance
Name and				Other Annual	Stock	Restricted	Unit	All Other
Principal Position	Year	Salary($)	Bonus($)	Compensation($)	Options(1)	Stock(2)	Payouts	Compensation($)

Charles D. Davidson,	2004	741,667	1,320,000	4,100	43,290	11,160	0	220,470	(3)
President and	2003	700,000	560,000	4,100	75,000			145,046
Chief Executive Officer	2002	597,914	196,000	4,106	77,000			92,220

Susan M. Cunningham,	2004	310,417	347,200	136	8,547	2,203	0	3,460	(3)
Senior Vice President —	2003	300,000	148,000	136	25,000			198
Exploration	2002	279,582	73,400	141	27,000			313

James L. McElvany,	2004	301,667	311,800	136	8,120	2,093	0	102,519	(3)
Senior Vice President	2003	270,553	131,000	136	25,000			76,233
	2002	239,582	63,200	3,359	27,000			55,591

William A. Poillion, Jr.,	2004	298,333	277,200	4,356	8,262	2,130	0	132,912	(3)
Senior Vice President —	2003	290,136	130,000	4,356	25,000			104,937
Production and Drilling	2002	278,332	67,500	4,361	27,000			82,382

David L. Stover,	2004	254,583	283,800	136	6,436	1,659	0	24,756	(3)
Senior Vice President,	2003	225,417	92,000	136	20,000			15,089
Domestic Division and	2002	8,958	1,210	0	7,500			0
Business Development

(1)	Options represent the right to purchase shares of common stock at a fixed price per share. Options will vest ratably over three years in equal installments (33.33%) on the first, second and third anniversaries of the date of grant. The vesting of the options will accelerate in the event of a change in control of the Company. Vesting of these options is not contingent on any performance criteria, although none of the options may be exercised before the first anniversary (absent a change in control of the Company) or after the tenth anniversary of the date of grant.

(2)	Consists of restricted shares of the Company’s common stock issued pursuant to the 1992 Plan. The restricted shares are subject to a three-year restricted period, which commences on the date of grant. Vesting of the restricted stock at the end of the restricted period is dependent upon the Company’s achievement of total shareholder return that meets or exceeds the comparable total shareholder return of at least 25% of certain identified peer group companies. In addition, the lapse of restrictions on restricted shares will accelerate in the event of a change in control of the Company. The grantee has the right to receive dividends or distributions on the shares of restricted stock, although such dividends or distributions are subject to the same restrictions as the shares of restricted stock.

(3)	Consists of contributions by the Company to a defined contribution plan, nonqualified contribution plan and payment by the Company of term life insurance premiums as follows: Mr. Davidson — $11,556/$208,914/$0; Mrs. Cunningham — $3,252/$0/$208; Mr. McElvany — $9,044/$93,475/$0; Mr. Poillion — $8,961/$121,918/$2,033; and Mr. Stover – $11,812/$12,790/$154.

      The following table sets forth certain information with respect to options to purchase common stock granted during the year ended December 31, 2004 to each of the named executive officers.
Option Grants in 2004

	Individual Grants				Potential Realizable
					Value at Assumed Annual
		% of Total			Rates of Stock Price
	Number of Shares	Options	Exercise		Appreciation for
	of Securities	Granted to	or Base		Option Term
	Underlying Options	Employees	Price	Expiration
Name	Granted(1)	in 2004	($/sh)	Date	5%($)(2)	10%($)(3)

Charles D. Davidson	43,290	14.9%	44.465	2/1/14	1,210,605	3,067,746
Susan M. Cunningham	8,547	2.9%	44.465	2/1/14	239,017	605,683
James L. McElvany	8,120	2.8%	44.465	2/1/14	227,076	575,423
William A. Poillion, Jr.	8,262	2.8%	44.465	2/1/14	231,047	585,487
David L. Stover	6,436	2.2%	44.465	2/1/14	179,982	456,087

(1)	Options represent the right to purchase shares of common stock at $44.465 per share. The options will vest ratably over three years in equal installments (33.33%) on the first, second and third anniversaries of the date of grant.

(2)	Reflects an assumed appreciated market price per share of common stock of $72.43.

(3)	Reflects an assumed appreciated market price per share of common stock of $115.33.
      The following table sets forth certain information with respect to the exercise of options to purchase common stock during the year ended December 31, 2004, and the unexercised options held at December 31, 2004 and the value thereof, by each of the named executive officers.
Aggregated Option Exercises in 2004
and 12/31/04 Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised In-the-
			Options at December 31,		Money Options at December
	Shares		2004 (number of shares)		31, 2004 ($)
	Acquired	Value
Name	on Exercise	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Charles D. Davidson	—	—	216,333	118,957	5,157,002	2,796,535
Susan M. Cunningham	—	—	46,333	34,214	1,137,818	843,962
James L. McElvany	2,121	56,928	126,906	33,787	3,678,178	836,620
William A. Poillion, Jr.	81,621	1,407,761	126,696	33,929	4,152,925	839,062
David L. Stover	—	—	11,667	22,269	281,917	512,575

      The following table summarizes information regarding the number of shares of common stock of the Company that are outstanding and available for issuance under all of the Company’s existing equity compensation plans as of December 31, 2004.
Equity Compensation Plan Table

Number of securities
remaining available
		Weighted-average	for future issuance
	Number of securities	exercise price of	under equity
	to be issued upon	outstanding	compensation plans
	exercise of	options, warrants	(excluding securities
Plan category	outstanding options	and rights	reflected in column(a)

	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,383,241	$35.31	3,226,020
Equity compensation plans not approved by security holders	—	—	—
Total	2,383,241	$35.31	3,226,020
      The following table sets forth certain information with respect to performance units granted during the year ended December 31, 2004 to each of the named executive officers. Performance units will be paid in cash based upon the Company’s attainment of specific predetermined multi-year performance targets established by the Compensation Committee. At the end of the performance period ending December 31, 2006, cash payouts will be determined based on the achievement of these targets.
Long Term Incentive Plan Grants in 2004

		% of Total		Estimated Payout at Maturity
	Number of	Performance
	Performance	Units Granted			Target	Maximum
	Units	to Employees		Minimum	Payout @ $1	Payout @ $2
Name	Granted(1)	in 2004	Performance Period	Payout	per Unit	per Unit

Charles D. Davidson	1,033,200	14.9%	Jan. 1, 2004 – Dec. 31, 2006	$0	$1,033,200	$2,066,400
Susan M. Cunningham	204,000	2.9%	Jan. 1, 2004 – Dec. 31, 2006	$0	$204,000	$408,000
James L. McElvany	193,800	2.8%	Jan. 1, 2004 – Dec. 31, 2006	$0	$193,800	$387,600
William A. Poillion, Jr.	197,200	2.8%	Jan. 1, 2004 – Dec. 31, 2006	$0	$197,200	$394,400
David L. Stover	153,600	2.2%	Jan. 1, 2004 – Dec. 31, 2006	$0	$153,600	$307,200

(1)	Performance units will be paid in cash in the second quarter of 2007. The amount per unit is dependent upon: (a) debt-adjusted compound annual growth rates in reserves and production calculated over a three-year measurement period commencing on January 1, 2004 and ending on December 31, 2006, and (b) total shareholder return relative to a predetermined peer group over the same three-year measurement period.

      The defined benefit plans of the Company that cover its executive officers provide the benefits shown below. The estimates assume that benefits are received in the form of a ten-year certain and life annuity.
Pension Plan Table

	Estimated Annual Benefits Upon Retirement at Age 65 After
	Completion of the Following Years of Service
60 Month Average
Annual Compensation	15	20	25	30	35

$ 100,000	$30,000	$40,000	$40,000	$45,557	$45,557
150,000	45,000	60,000	60,000	71,807	71,807
200,000	60,000	80,000	81,715	98,057	98,057
300,000	90,000	120,000	125,465	150,557	150,557
400,000	120,000	160,000	169,215	203,057	203,057
600,000	180,000	240,000	256,715	308,057	308,057
800,000	240,000	320,000	344,215	413,057	413,057
1,000,000	300,000	400,000	431,715	518,057	518,057
1,300,000	390,000	520,000	562,965	675,557	675,557
1,400,000	420,000	560,000	606,715	728,057	728,057
1,500,000	450,000	600,000	650,465	780,557	780,557
      Upon vesting, the amount of retirement benefit depends on an employee’s final average monthly compensation, age and the number of years of credited service (maximum of 30). Final average monthly compensation is defined generally to mean the participant’s average monthly rate of compensation from the Company for the 60 consecutive months prior to retirement that give the highest average monthly rate of compensation for the participant. Compensation covered by the defined benefit plans is defined (with certain exceptions) to mean the compensation actually paid to a participant as reported on the participant’s federal income tax withholding statement for the applicable calendar year. Accordingly, the amounts reported in the Summary Compensation Table included elsewhere in this proxy statement under the section “Annual Compensation” approximate covered compensation for 2004. The amount of benefit shown in the above table is not subject to any deductions for social security or any other offset amounts.
      Under the Company’s qualified defined benefit plan and applicable Internal Revenue Code provisions, as of January 1, 2004, the amount of compensation that can be taken into account under the Company’s qualified defined benefit plan was $205,000 and the maximum annual benefit increased to $165,000. The benefits that accrue in excess of these limitations are paid pursuant to the Company’s nonqualified defined benefit plan.
      As of December 31, 2004, the named executive officers had the following approximate number of years of credited service for retirement purposes: Mr. Davidson — 4; Ms. Cunningham —3 ; Mr. Poillion — 28; Mr. McElvany — 26; and Mr. Stover — 2.
      Under the Company’s nonqualified Deferred Compensation Plan, the named executive officers are eligible to defer portions of the salary and bonus reflected on the Summary Compensation Table above and to receive certain matching contributions that would have been made to the Company’s qualified 401(k) plan if the plan had not been subject to Internal Revenue Code compensation and contribution limitations. The matching contributions and interest earnings credited to the Deferred Compensation Plan accounts of the named executive officers are reflected in the All Other Compensation column of the Summary Compensation Table above.

      The following graph sets forth the cumulative total stockholder return for the Company’s common stock, the S&P 500 Index, the Dow Jones Total Return Index for Secondary Oil Companies, and a Company peer group, for the years indicated as prescribed by the SEC’s rules.
PERFORMANCE GRAPH
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG NOBLE ENERGY, INC., THE S&P 500 INDEX
AND THE DOW JONES U.S. OIL COMPANIES, SECONDARY INDEX

*	$100 invested on 12/31/99 in stock or index — including reinvestment of dividends.

	Cumulative Total Return(1)

	12/99	12/00	12/01	12/02	12/03	12/04

Noble Energy, Inc.	100.00	215.71	166.15	177.63	211.17	294.25
S&P 500 Index	100.00	90.89	80.09	62.39	80.29	89.02
Dow Jones Total Return Index for Secondary Oil Companies(2)	100.00	159.71	146.63	149.81	196.34	278.55
Peer Group(3)	100.00	178.55	141.95	147.26	188.26	253.68

(1)	Total return assuming reinvestment of dividends. Assumes $100 invested on December 31, 1999 in common stock, the S&P 500 Index, Dow Jones Total Return Index for Secondary Oil Companies and the Peer Group of Companies.

(2)	Composed of the following companies: Amerada Hess Corporation, Anadarko Petroleum Corporation, Apache Corporation, Ashland, Inc., Burlington Resources Inc., Cabot Oil and Gas, Chesapeake Energy Corp., Cimarex Energy Company, Denbury Resources Inc., Devon Energy Corp., Dynegy Inc., EOG Resources Inc., Forest Oil Corp., Houston Exploration Company, Kerr-McGee Corporation, Newfield Exploration Company, NOBLE ENERGY, INC., Occidental Petroleum Corporation, Patina Oil & Gas Corp., Pioneer Natural Resources Co., Plains Exploration & Production Co., Pogo Producing Co., Premcor Inc., Southwestern Energy Co., Stone Energy Corp., Sunoco Inc., Tesoro Corporation, Tom Brown Inc., Unocal Corp., Valero Energy Corporation, Vintage Petroleum, Inc., Western Gas Resources Inc. and XTO Energy Inc.

(3)	Composed of the following companies: Anadarko Petroleum Corporation, Apache Corporation, Burlington Resources Inc., Chesapeake Energy Corp., Devon Energy Corp., EOG Resources Inc., Forest Oil Corp., Houston Exploration Company, Kerr-McGee Corporation, Murphy Oil Corp., Newfield Exploration Company, NOBLE ENERGY, INC., Pioneer Natural Resources Co., Pogo Producing Co., Stone Energy Corp., Vintage Petroleum, Inc. and XTO Energy Inc.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Exchange Act requires directors and officers of the Company, and persons who beneficially own more than 10 percent of the Company’s common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the common stock. Directors, officers and more than 10 percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
      To the Company’s knowledge, based solely on a review of the copies of the reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its directors, officers and more than 10 percent beneficial owners were complied with during the year ended December 31, 2004.
CERTAIN TRANSACTIONS
      In the ordinary course of its business, the Company purchases products or services from, or engages in other transactions with, various third parties. Occasionally, these transactions may involve entities that are affiliated with one or more members of the Board of Directors. When they occur, these transactions are conducted in the ordinary course and on an arms-length basis.
      During 2004, the Company paid approximately $105,633 to The Samuel Roberts Noble Foundation, Inc., principally relating to reimbursement of expenses for the Company’s use of an aircraft owned by the Foundation. The Company received payments from the Foundation of approximately $13,346 for aircraft usage. Michael A. Cawley is President and Chief Executive Officer of the Foundation, and a trustee of the Foundation.

REPORT OF THE
AUDIT COMMITTEE
To the Stockholders of
Noble Energy, Inc.:
      The primary purpose of the Audit Committee of the Company’s Board of Directors is to: (1) assist the Board of Directors in fulfilling its responsibility to oversee the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and independent auditor and (2) prepare a committee report as required by the SEC to be included in the Company’s annual proxy statement. The Audit Committee’s function is more fully described in its charter, which the Audit Committee and the Board of Directors adopted on March 4, 2004 and amended on January 25, 2005 in connection with the Audit Committee’s annual review of its charter. A copy of the charter is available in the “Corporate Governance” section of the Company’s website at www.nobleenergyinc.com. The Audit Committee held fourteen meetings during 2004, including regular meetings and special meetings addressing earnings releases and compliance with Section 404 of the Sarbanes-Oxley Act of 2002.
      Throughout 2004 and continuing to date, the Audit Committee has been comprised entirely of independent directors, as defined and required by the federal securities laws and the applicable listing standards of the NYSE and as so determined by the Company’s Board of Directors. In making this determination, the Board of Directors of the Company considered Mr. Cawley’s continuing service as President and Chief Executive Officer of The Samuel Roberts Noble Foundation, Inc., a not-for-profit corporation that owned approximately 2.3% of the Company’s stock at the time (January 25, 2005) of the Board determination. The Board of Directors also reviewed the business relationship between the Company and the Foundation and concluded that this relationship was not material and would not interfere with Mr. Cawley’s exercise of independent judgment for purposes of the NYSE’s audit committee independence requirements. As a result of its review, the Board of Directors determined that it was in the best interest of the Company and its shareholders for Mr. Cawley to serve as a member of the Company’s Audit Committee.
      The Board of Directors elected Dale P. Jones as the Chair of the Audit Committee, effective April 27, 2004, and, effective upon Mr. Jones’ death on November 6, 2004, elected Bruce A. Smith as the successor Chair of the Audit Committee. The Board of Directors determined that Mr. Smith is both independent and an “audit committee financial expert” as defined by SEC guidelines.
Review and Discussion
      The Audit Committee has reviewed and discussed the Company’s audited financial statements with management. It has also discussed with KPMG LLP, the Company’s independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended by SAS No. 90 (Audit Committee Communications). Additionally, KPMG LLP has provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 Independence Discussions with Audit Committees, and the committee discussed the auditors’ independence with management and the auditors.
      The Audit Committee also has considered whether KPMG LLP’s rendering of non-audit services to the Company is compatible with maintaining its independence. The Audit Committee has concluded that the rendering of the non-audit services by KPMG LLP has not impaired its independence.
      Based on the Audit Committee’s discussions with management and the independent auditors, and its review of the representations of management and the report of KPMG LLP to the Audit Committee, the Audit Committee recommended to the Board of Directors the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the SEC.

March 18, 2005

Audit Committee

Bruce A. Smith, Chair
Michael A. Cawley
Kirby L. Hedrick
MATTERS RELATING TO THE INDEPENDENT AUDITORS
Fees Paid to the Independent Public Accountants for Fiscal Years 2004 and 2003

	2004		%	2003	%

Audit Fees	1,518,000	(1)	82.0	822,900	86.0
Audit Related Fees	175,150	(2)	9.5	64,200	6.0
Tax	156,688	(3)	8.5	72,700	8.0
Other	0		0	0	0
	—		—	—	—

	1,849,838		100.0	959,800	100

(1)	The services rendered in 2004 included the audit of the Company’s annual financial statements, Form 10-K, and review of the financial statements included in the Company’s Forms 10-Q. In addition, the services included the audit of the Company’s internal controls.

(2)	Includes fees paid for statutory audit, retirement plan and 401K audit work, and various other reports for internal compliance.

(3)	Various tax consultations.
Audit Committee Pre-Approval Policies and Procedures
      The Audit Committee pre-approves all audit and non-audit services by an independent auditor prior to the receipt of such services. The Audit Committee Chair has the authority to pre-approve non-audit related services of up to $25,000 rendered by the Company’s independent auditor. Any pre-approval of non-audit services by the Audit Committee Chair shall be reported to the Audit Committee at its next scheduled meeting.
      All audit-related services, tax services and other services for 2004 set forth in the table above were pre-approved by the Audit Committee Chair or the Audit Committee, as provided above, which in either case determined that such services would not impair the independence of the auditor and are consistent with the SEC’s rules on auditor independence.
STOCKHOLDER PROPOSALS AND OTHER MATTERS
      Stockholder proposals intended to be brought before the annual meeting of stockholders as an agenda item or to be included in the Company’s proxy statement relating to the 2006 annual meeting of stockholders, which is currently scheduled to be held on April 25, 2006, must be received by the Company at its office in Houston, Texas, addressed to the Secretary of the Company, no later than November 24, 2005.
      The cost of solicitation of proxies will be borne by the Company. Solicitation may be made by mail, personal interview, telephone or telegraph by officers, agents or employees of the Company, who will receive no additional compensation therefor. To aid in the solicitation of proxies, the Company has employed the firm of Georgeson & Co., Inc., which will receive a fee of approximately $7,500 plus out-of-pocket expenses. The Company will bear the reasonable expenses incurred by banks, brokerage firms, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners.

      The Board of Directors does not intend to present any other matter at the meeting and knows of no other matters that will be presented. However, if any other matter comes before the meeting, the persons named in the enclosed proxy intend to vote thereon in accordance with their best judgment.

Noble Energy, Inc.
Houston, Texas
March 18, 2005

Chris Tong
Senior Vice President,
Chief Financial Officer and Treasurer

APPENDIX A
2005 STOCK PLAN
FOR NON-EMPLOYEE DIRECTORS
OF
NOBLE ENERGY, INC.
RECITALS
      A.     Effective as of                     , the Board of Directors of Noble Energy, Inc., a Delaware corporation (the “Company”), hereby adopts this 2005 Stock Plan for Non-Employee Directors of Noble Energy, Inc. (the “Plan”).
      B.     The purposes of the Plan are to provide to each of the directors of the Company who is not an employee of the Company or one of its affiliates an added incentive to continue in the service of the Company and a more direct interest in the future success of the operations of the Company by granting to such directors (i) options to purchase shares of the Company’s common stock, par value $3.33 1/3 per share (the “Common Stock”), and (ii) awards of restricted shares of Common Stock, in each case subject to the terms and conditions set forth below.
ARTICLE I
General
      1.01     Definitions. Unless the context clearly indicates otherwise, when used in this Plan:

(a) “Affiliate” means any corporation, partnership, limited liability company, association, trust or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company.

(b) “Awardee” means, with respect to a Stock Award, the Non-Employee Director to whom the Stock Award has been granted pursuant to the Plan.

(c) “Board of Directors” means the Board of Directors of the Company.

(d) “Common Stock” means the Company’s common stock, par value $3.33 1/3 per share.

(e) “Company” means Noble Energy, Inc., a Delaware corporation.

(f) “Effective Date” means , 2005.

(g) “Employee” means an individual who, at the time of the performance of his or her services for the Company or one of its Affiliates, is treated by the Company or such Affiliate as an employee for federal income tax purposes.

(h) “Fair Market Value” means, with respect to a share of Common Stock, the closing sales price per share of Common Stock on the New York Stock Exchange on the date in question (or, if there was no reported sale on the New York Stock Exchange on such date, then on the last preceding day on which any reported sale occurred on the New York Stock Exchange).

(i) “Holder” means, with respect to an Option, the Non-Employee Director to whom the Option has been granted pursuant to the Plan.

(j) “Non-Employee Director” means an individual who (i) is a member of the Board of Directors by virtue of being elected to the Board of Directors by the stockholders of the Company or by the Board of Directors under applicable corporate law, and (ii) is not an Employee of the Company or one of its Affiliates.

(k) “Option” means an option to purchase shares of Common Stock granted pursuant to Article III of the Plan.

(l) “Permitted Transferee” means, with respect to a Holder, (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Holder, including adoptive relationships, (ii) any person sharing the Holder’s household (other than a tenant or an employee), (iii) a trust in which the persons described in clauses (i) and (ii) above have more than fifty percent of the beneficial interest, (iv) a foundation in which the Holder and/or persons described in clauses (i) and (ii) above control the management of assets, and (v) any other entity in which the Holder and/or persons described in clauses (i) and (ii) above own more than fifty percent of the voting interests.

(m) “Plan” means this 2005 Stock Plan for Non-Employee Directors of Noble Energy, Inc. as in effect from time to time.

(n) “Restricted Period” means, with respect to a Stock Award, the period during which the restrictions, terms and conditions applicable to the shares of Common Stock granted under such Stock Award have not been satisfied.

(o) “Stock Award” means an award of restricted shares of Common Stock granted pursuant to Article IV of the Plan.
      1.02     Construction. The titles to the Articles and the headings of the Sections in this Plan are placed herein for convenience of reference only, and shall not be deemed to be material or relevant to the construction or interpretation of the Plan. Terms in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural form, and vice versa, unless the context clearly indicates otherwise.
ARTICLE II
Administration
      The Plan shall be administered by the Board of Directors. Subject to the express provisions of the Plan, the Board of Directors shall have the authority, in its discretion, to (a) determine which Non-Employee Directors will be granted Options and Stock Awards, (b) determine the number of shares of Common Stock to be made subject to each Option or Stock Award, (c) determine the exercise price for the shares of Common Stock to be made subject to each Option (which exercise price per share shall not be less than the Fair Market Value of such share on the date such Option is granted), (d) determine the period within which each Option may be exercised (which exercise period shall not exceed ten years from the date such Option is granted), (e) determine the restrictions (including forfeiture restrictions), terms and conditions to be applicable to each Option or Stock Award, (f) construe and interpret the provisions of the Plan and any agreement evidencing an Option or Stock Award, (g) amend the agreement evidencing the grant of any Option or Stock Award to accelerate its exercisability or the lapse of its restrictions or otherwise modify the restrictions, terms and conditions applicable to such Option or Stock Award, and (h) adopt such rules and procedures, appoint such agents and take all such other action as the Board of Directors may deem to be necessary or appropriate for the proper administration of the Plan. The decisions of the Board of Directors with respect to the Plan and any Option or Stock Award shall be final and binding upon the Company, the Holders and Awardees, and all other persons having or claiming to have an interest in the Plan or an Option or Stock Award granted pursuant to the Plan. No member of the Board of Directors shall incur any liability by reason of any action taken or omitted in good faith with respect to the Plan or an Option or Stock Award granted pursuant to the Plan.
ARTICLE III
Options
      3.01     Grant of Options. Each new Non-Employee Director shall be granted an option to purchase 5,600 shares of Common Stock on the date of his or her election to the Board of Directors as a director. On each February 1 after the Effective Date, each incumbent Non-Employee Director shall be granted an option to purchase 1,400 shares of Common Stock. In addition to the foregoing automatic grants of Options, at any time and from time to time the Board of Directors in its discretion may grant an additional Option to any Non-Employee Director who previously has received or concurrently is receiving a February 1 automatic Option grant; provided, however, that the aggregate number of shares of Common Stock that may be subject to Options granted pursuant to this sentence to a particular Non-Employee Director during any calendar year, when added to the number of shares of Common Stock that are subject to the Option automatically granted to such Non-Employee Director on February 1 of that year, shall not exceed 5,600. Each Option granted pursuant to the Plan shall be subject to the restrictions, terms and conditions set forth in Section 3.02 below, and to such other restrictions (including forfeiture restrictions), terms and conditions not inconsistent therewith or with the other provisions of the Plan as shall be determined by the Board of Directors in its discretion at the time of the granting of such Option.
      3.02     Option Terms and Agreement. The price at which each share of Common Stock that is subject to an Option may be purchased shall be the Fair Market Value of such share on the date of the grant of such Option. Each Option shall be exercisable from time to time over the period of time commencing one year from the date of the grant of such Option and ending, unless terminated earlier pursuant to the provisions of Section 3.02(a) hereof, (a) in the case of an Option automatically granted under the Plan, upon the expiration of ten years from the date of such grant, or (b) in the case of an Option granted by the Board of Directors in its discretion, upon the expiration date specified for such Option by the Board of Directors at the time of the grant of such Option; provided, however, that each Option granted to a Holder shall become exercisable in full upon the death of the Holder or upon the mandatory retirement of the Holder as a regular director because of age in accordance with Article III of the By-laws of the Company. Each Option granted under the Plan shall be evidenced by a written agreement entered into by the Company and the Non-Employee Director to whom the Option is granted, which agreement shall be in such form as the Board of Directors may prescribe, and shall include, incorporate or conform to the following terms and conditions, and such other terms and conditions not inconsistent therewith or with the other provisions of the Plan, as the Board of Directors may deem to be appropriate:

(a) Termination of Service, Death, Etc. The agreement evidencing the grant of an Option shall provide as follows with respect to the exercise of such Option in the event that the Holder ceases to be a Non-Employee Director for the reasons set forth below:

(i) If the Holder ceases to be a director of the Company on account of such Holder’s (A) fraud or intentional misrepresentation, or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Affiliate, then the Option shall automatically terminate and be of no further force or effect as of the date the Holder’s directorship terminated;

(ii) If the Holder dies or becomes disabled (within the meaning of section 22(e)(3) of the Internal Revenue Code of 1986, as amended, as determined by the Board of Directors in its discretion) while a director of the Company, the Option may be exercised prior to the earlier of (A) the expiration of five years after such death or disability, or (B) the expiration of the exercise period applicable to such Option, but not thereafter, by the executor or administrator of the estate of the Holder, or by the person or persons who shall have acquired the Option by bequest or inheritance or permitted transfer; or

(iii) If the directorship of a Holder is terminated within the exercise period applicable to such Option for any reason other than a reason specified in paragraphs (i) and (ii) of this Section 3.02(a), such Option may be exercised, to the extent the Holder was able to do so at the date of termination of the directorship, prior to the earlier of (A) the expiration of five years after such termination, or (B) the expiration of the exercise period applicable to such Option, but not thereafter.

(b) Transferability. Except as provided in this Section, no Option granted under the Plan shall be (i) transferable otherwise than by will or the laws of descent and distribution, or (ii) exercisable during the lifetime of the Holder by anyone other than the Holder. An Option granted under the Plan to a Holder may be transferred by such Holder to a Permitted Transferee (as defined below), provided that

(i) there is no consideration for such transfer (other than receipt by the Holder of interests in an entity that is a Permitted Transferee); (ii) the Holder (or such Holder’s estate or representative) shall remain obligated to satisfy all income or other tax withholding obligations associated with the exercise of such Option; (iii) the Holder shall notify the Company in writing that such transfer has occurred and disclose to the Company the name and address of the Permitted Transferee and the relationship of the Permitted Transferee to the Holder; and (iv) such transfer shall be effected pursuant to transfer documents in a form approved by the Board of Directors. A Permitted Transferee may not further assign or transfer any such transferred Option otherwise than by will or the laws of descent and distribution. Following the transfer of an Option to a Permitted Transferee, such Option shall continue to be subject to the same terms and conditions that applied to it prior to its transfer by the Holder, except that it shall be exercisable by the Permitted Transferee to whom such transfer was made rather than by the transferring Holder.

(c) Agreement to Continue in Service. Each Holder shall agree to remain in the continuous service of the Company, at the pleasure of the Company’s stockholders, at least until the earlier of one year after the date of the grant of any Option or the mandatory retirement of the Holder as a regular director because of age in accordance with Article III of the By-laws of the Company, at the retainer rate and fee schedule then in effect or at such changed rate or schedule as the Company from time to time may establish.

(d) Exercise and Payments. Each agreement evidencing the grant of an Option shall provide that such Option may be exercised by delivery to the President of the Company of, or by sending by United States registered or certified mail, postage prepaid, addressed to the Company (for the attention of its President), a written notice signed by Holder specifying the number of shares of Common Stock with respect to which such Option is being exercised. Such notice shall be accompanied by the full amount of the exercise price of such shares. Any such notice shall be deemed to be given on the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as above-stated. In addition to the foregoing, promptly after demand by the Company, the exercising Holder shall pay to the Company an amount equal to any applicable withholding taxes due in connection with such exercise. The foregoing provisions of this paragraph to the contrary notwithstanding, at the request of an exercising Holder or Permitted Transferee and to the extent permitted by applicable law, the Company shall approve arrangements with a brokerage firm or firms under which any such brokerage firm shall, on behalf of the exercising Holder or Permitted Transferee, make payment in full to the Company of the exercise price of the shares of Common Stock then being purchased, and the Company, pursuant to an irrevocable notice in writing from the exercising Holder or Permitted Transferee, shall make prompt delivery of one or more certificates for the appropriate number of shares of Common Stock to such brokerage firm. Payment in full for purposes of the immediately preceding sentence shall mean payment of the full amount due, either in cash or by certified check or cashier’s check.

ARTICLE IV
Stock Awards
      4.01     Grant of Stock Awards. Each new Non-Employee Director shall be granted a Stock Award of 2,400 shares of Common Stock on the date of his or her election to the Board of Directors as a director. On each February 1 after the Effective Date, each incumbent Non-Employee Director shall be granted a Stock Award of 600 shares of Common Stock. In addition to the foregoing automatic grants of Stock Awards, at any time and from time to time the Board of Directors may grant an additional Stock Award to any Non-Employee Director who previously has received or concurrently is receiving a February 1 automatic Stock Award grant; provided, however, that the aggregate number of shares of Common Stock that may be subject to Stock Awards granted pursuant to this sentence to a particular Non-Employee Director during any calendar year, when added to the number of shares of Common Stock that are subject to the Stock Award automatically granted to such Non-Employee Director on February 1 of that year, shall not exceed 2,400.

Each Stock Award granted pursuant to the Plan shall be subject to the restrictions, terms and conditions set forth in Sections 4.02 and 4.03 below, and to such other restrictions (including forfeiture restrictions), terms and conditions not inconsistent therewith or with the other provisions of the Plan as shall be determined by the Board of Directors in its discretion at the time of the granting of such Stock Award.
      4.02      Stock Award Restrictions. The shares of Common Stock granted under each Stock Award shall be restricted for a period of at least one year from the date of the grant of such Stock Award. No share of Common Stock granted under a Stock Award may be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of until all of the restrictions, terms and conditions applicable to such shares have been satisfied. Each Stock Award granted under the Plan shall be evidenced by a written agreement entered into by the Company and the Non-Employee Director to whom the Stock Award is granted, which agreement shall be in such form as the Board of Directors may prescribe, and shall include, incorporate or conform to the following terms and conditions, and such other terms and conditions not inconsistent therewith or with the other provisions of the Plan, as the Board of Directors may deem to be appropriate:

(a) Termination of Service, Death, Etc. Each agreement evidencing a Stock Award shall provide as follows in the event that during the Restricted Period applicable to such Stock Award the Awardee thereof ceases to be a Non-Employee Director for the reasons described below:

(i) If the Awardee ceases to be a director of the Company on account of such Awardee’s (A) fraud or intentional misrepresentation, or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Affiliate, then all of the shares of Common Stock granted under such Stock Award shall be forfeited by the Awardee to the Company, and shall be transferred to the Company by the Awardee.

(ii) If the Awardee dies or becomes disabled (within the meaning of section 22(e)(3) of the Internal Revenue Code of 1986, as amended, as determined by the Board of Directors in its discretion) while a director of the Company, or retires as a regular director of the Company because of age in accordance with the mandatory retirement provisions of Article III of the By-laws of the Company, all restrictions, terms and conditions applicable to the shares of Common Stock granted under such Stock Award shall terminate, and such shares shall be delivered to the Awardee (or in the event of the Awardee’s death, to the Awardee’s estate) free of such restrictions, terms and conditions.
      4.03     Additional Conditions. An Awardee shall be the record owner of the shares of Common Stock granted under a Stock Award and shall have all the rights of a stockholder with respect to such shares, including the right to vote and the right to receive dividends or other distributions made or paid with respect to such shares. During the Restricted Period applicable to the shares of Common Stock granted under a Stock Award, the certificate or certificates representing such shares shall bear a legend similar to the following:

The shares represented by this certificate have been issued pursuant to the terms of the 2005 Stock Plan for Non-Employee Directors of Noble Energy, Inc., and may not be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of in any manner except as set forth in the terms of the agreement embodying the award of such shares dated , .
      In order to enforce the restrictions, terms and conditions that are applicable to the shares of Common Stock granted under a Stock Award, the Board of Directors may require the Awardee thereof, upon the receipt of a certificate or certificates representing such shares, or at any time thereafter during the Restricted Period applicable to such Stock Award, to deposit such certificate or certificates, together with stock powers and other instruments of transfer, appropriately endorsed in blank, with the Company or an escrow agent designated by the Company under an escrow agreement in such form as by the Board of Directors shall prescribe. After the satisfaction of the restrictions, terms and conditions applicable to such shares, a new certificate, without the legend set forth above, for the number of shares that are no longer subject to such restrictions, terms and conditions shall be delivered to the Awardee. Any provision of this Plan to the contrary notwithstanding, the Board of Directors shall have the authority in its discretion to cancel at any time all or any portion of any outstanding restrictions, terms and conditions applicable to all or any portion of the shares of Common Stock granted under a Stock Award.
ARTICLE V
Authorized Common Stock
      5.01     Common Stock. The total number of shares of Common Stock as to which Options and Stock Awards may be granted pursuant to the Plan shall be 400,000, in the aggregate, except as such number of shares shall be adjusted from and after the Effective Date in accordance with the provisions of Section 5.02 hereof. If any outstanding Option under the Plan shall expire or be terminated for any reason before the end of the exercise period applicable to such Option, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to the Plan. The Company shall, at all times during the existence of outstanding Options, retain as authorized and unissued shares of Common Stock at least the number of shares from time to time subject to the outstanding Options or otherwise assure itself of its ability to perform its obligation under the Plan.
      5.02     Adjustments Upon Changes in Common Stock. In the event the Company shall effect a split of the outstanding shares of Common Stock or pay a dividend in shares of Common Stock, or in the event the outstanding shares of Common Stock shall be combined into a smaller number of shares, (a) the number of shares of Common Stock that will be subject to Options or Stock Awards granted automatically pursuant to the provisions of Section 3.01 or 4.01 hereof, (b) the aggregate number of shares of Common Stock that may be subject to Options or Stock Awards granted automatically and by the Board of Directors in its discretion to a particular Non-Employee Director during any calendar year pursuant to the provisions of Section 3.01 or 4.01 hereof, and (c) the maximum number of shares of Common Stock as to which Options and Stock Awards may be granted under the Plan as provided in Section 5.01 hereof, shall be increased or decreased proportionately. In the event that before delivery by the Company of all of the shares of Common Stock in respect of which any Option has been granted under the Plan, the Company shall have effected such a split, dividend or combination, the shares still subject to the Option shall be increased or decreased proportionately and the purchase price per share shall be increased or decreased proportionately so that the aggregate purchase price for all of the then optioned shares shall remain the same as immediately prior to such split, dividend or combination. In the event of a reclassification of the shares of Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization, including a merger, consolidation or sale of assets, the Board of Directors of the Company shall make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of shares covered by the unexercised portions of Options theretofore granted under the Plan. The provisions of this Section 5.02 shall only be applicable if, and only to the extent that, the application thereof does not conflict with any valid governmental statute, regulation or rule.
ARTICLE VI
General Provisions
      6.01     Change in Control. If a Change in Control occurs while an Option is outstanding, such Option shall become exercisable in full. If a Change in Control occurs during the Restricted Period applicable to a Stock Award, all of the restrictions, terms and conditions applicable to the shares of Common Stock granted under such Stock Award shall terminate, and such shares shall be delivered to the Awardee of such Stock Award free of such restrictions, terms and conditions. For the purposes of this Plan, a “Change in Control” shall be deemed to have occurred if:

(a) individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least fifty-one percent (51%) of the Board of Directors of the Company, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board;

(b) the stockholders of the Company shall approve a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own outstanding voting securities representing at least fifty-one percent (51%) of the combined voting power entitled to vote generally in the election of directors (“Voting Securities”) of the reorganized, merged or consolidated company;

(c) the stockholders of the Company shall approve a liquidation or dissolution of the Company or a sale of all or substantially all of the stock or assets of the Company; or

(d) any “person,” as that term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any of its subsidiaries, any employee benefit plan of the Company or any of its subsidiaries, or any entity organized, appointed or established by the Company for or pursuant to the terms of such a plan), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person (as well as any “Person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall become the “beneficial owner” or “beneficial owners” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing in the aggregate twenty-five percent (25%) or more of either (i) the then outstanding shares of Common Stock, or (ii) the Voting Securities of the Company, in either such case other than solely as a result of acquisitions of such securities directly from the Company. Without limiting the foregoing, a person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote, or to direct the voting of, or to dispose, or to direct the disposition of, Common Stock or other Voting Securities of the Company shall be deemed the beneficial owner of such Common Stock or Voting Securities.
Notwithstanding the foregoing, a “Change in Control” of the Company shall not be deemed to have occurred for purposes of subparagraph (d) of this Section 6.01 solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Common Stock or other Voting Securities of the Company outstanding, increases (i) the proportionate number of shares of Common Stock beneficially owned by any person to twenty-five percent (25%) or more of the shares of Common Stock then outstanding or (ii) the proportionate voting power represented by the Voting Securities of the Company beneficially owned by any person to twenty-five percent (25%) or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause (i) or (ii) of this sentence shall thereafter become the beneficial owner of any additional shares of Common Stock or other Voting Securities of the Company (other than a result of a stock split, stock dividend or similar transaction), then a Change in Control of the Company shall be deemed to have occurred for purposes of subparagraph (d) of this Section 6.01.
      6.02     Termination of the Plan. The Board of Directors shall have the right and power to terminate this Plan at any time. If not sooner terminated by such action of the Board of Directors, the Plan shall terminate at the close of business on March 31, 2015. No Option or Stock Award shall be granted under the Plan after its termination. Except as otherwise provided in Section 6.05 hereof, after the termination of the Plan an Option or Stock Award that has been granted prior to such termination shall remain in effect in accordance with the provisions of the agreement evidencing such Option or Stock Award.
      6.03     Amendment of the Plan. Subject to the limitations set forth in this Section 6.03, the Board of Directors may at any time and from time to time amend, modify or suspend the Plan. No such amendment, modification or suspension shall (a) adversely affect an Option or Stock Award theretofore granted to any Holder or Awardee, or deprive any Holder or Awardee of any shares of Common Stock he or she has acquired or may acquire under such an Option or Stock Award, without his or her written consent, or (b) be made without the approval of the stockholders of the Company if such amendment, modification or suspension would (i) expand the types of grants or awards that may be made under the Plan, (ii) increase the total number of shares of Common Stock that may be granted under the Plan or decrease the exercise price of Options granted or to be granted under the Plan (other than as provided in Section 5.02 hereof), (iii) materially expand the class of persons eligible to be granted Options or Stock Awards under the Plan,

(iv) materially increase the benefits accruing to Holders or Awardees under the Plan, (v) extend the term of the Plan or the exercise period applicable to an Option, or (vi) constitute a material revision of the Plan requiring stockholder approval under the New York Stock Exchange Corporate Governance Listing Standards or applicable law.
      6.04     Treatment of Proceeds. Proceeds from the sales of Common Stock pursuant to the exercise of Options shall constitute general funds of the Company.
      6.05     Effectiveness. This Plan shall be submitted for approval by the stockholders of the Company at their 2005 regular meeting. The Plan shall become effective on the date the Plan is approved at such meeting. Any provision of the Plan to the contrary notwithstanding, no Option or Stock Award shall be granted prior to obtaining such stockholder approval. If the Plan is not so approved by the stockholders of the Company, the Plan shall be null and void.
      6.06     Termination of 1988 Plan. This Plan is intended to supersede and replace the 1988 Nonqualified Stock Option Plan for Non-Employee Directors of Noble Energy, Inc., as amended (the “1988 Plan”). The 1988 Plan shall terminate on the date the Plan is approved by the stockholders of the Company in accordance with the provisions of Section 6.05 hereof.
      IN WITNESS WHEREOF, the undersigned has executed this Plan on this            day of                     , 2005.

NOBLE ENERGY, INC.

By

Name: Charles D. Davidson
Title: President and Chief Executive Officer

PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING

NOBLE ENERGY, INC.
This Proxy Is Solicited On Behalf Of The Board Of Directors
P R O X Y	I have received the Notice of Annual Meeting of Stockholders to be held on April 26, 2005, and a Proxy Statement furnished by the Board of Directors of Noble Energy, Inc. (the “Company”) for the Meeting. I appoint Charles D. Davidson and Chris Tong, and each of them, as proxies with power of substitution in each, to represent me and to vote all the shares of common stock of the Company that I am entitled to vote at the Annual Meeting on April 26, 2005 in the manner shown on this form as to the following matters and in their discretion on any other matters that come before the meeting.

THE PROXY HOLDERS CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. IF THIS PROXY IS SIGNED AND RETURNED, IT WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE, BUT IF YOU DO NOT SPECIFY HOW THE PROXY SHOULD BE VOTED, IT WILL BE VOTED “FOR” PROPOSALS 1-A AND 1-B (WITH NO EXCEPTIONS) AND “FOR” PROPOSAL 2.

(Continued and to be signed on the reverse side)

Noble Energy
THERE ARE THREE WAYS TO VOTE YOUR PROXY

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL
This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-800-850-5356, 24 hours a day, 7 days a week. Have this proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you have directed. Available until 5:00 p.m. Eastern Time on April 24, 2005.	Visit the Internet voting Web site at http://proxy.georgeson.com. Have this proxy card ready and follow the instructions on your screen. You will incur only your usual Internet charges. Available until 5:00 p.m. Eastern Time on April 24, 2005.	Simply mark, sign and date your proxy card and return it in the postage-paid envelope to Georgeson Shareholder Communications, Wall Street Station, P.O. Box 1102, New York, NY 10269-0667. If you are voting by telephone or the Internet, please do not mail your proxy card.

CONTROL NUMBER

PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING

☒	Please mark your votes as indicated in this example.

The Company’s Board of Directors recommends a vote FOR proposals 1-A and 1-B, with no exceptions.					The Company's Board of Directors recommends a vote FOR proposal 2 and 3.
1-A. Election of Directors (if Merger is completed prior to the Annual Meeting): Michael A. Cawley, Edward F. Cox, Charles D. Davidson, Kirby L. Hedrick, Bruce A. Smith, Jeffrey L. Berenson and Thomas J. Edelman (Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)		FOR All NOMINEES WITH NO EXCEPTIONS ☐	FOR ALL NOMINEES WITH EXCEPTIONS NOTED ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES ☐	2.	Proposal to ratify the appointment of KPMG LLP as the Company’s independent auditor.	FOR ☐	AGAINST ☐	ABSTAIN ☐
					3.	Proposal to approve the 2005 Stock Plan for Non-Employee Directors:	FOR ☐	AGAINST ☐	ABSTAIN ☐
					4.	In their discretion, the proxies are authorized to vote upon such other business or matters as may properly come before the meeting and any adjournment or postponement thereof.
1-B. Election of Directors (if Merger is not completed prior to the Annual Meeting):

Michael A. Cawley, Edward F. Cox, Charles D. Davidson, Kirby L. Hedrick, and Bruce A. Smith

(Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)
FOR All NOMINEES WITH NO EXCEPTIONS ☐	FOR ALL NOMINEES WITH EXCEPTIONS NOTED ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES ☐	I hereby revoke any proxy or proxies previously given to represent or vote the shares of common stock of the Company that I am entitled to vote, and I ratify and confirm all actions that the proxies, their substitutes, or any of them, may lawfully take in accordance with the terms of this proxy card.

Date _____________________________________ 2005

Signature

Signature (if held jointly)

Please sign this proxy as your name(s) appears above. Joint owners should both sign. If signed as attorney, executor, guardian or in some other representative capacity, or as officer of a corporation, please indicate your capacity or title.

Please complete, date and sign this proxy and return it promptly in the enclosed envelope, which requires no postage if mailed in the United States.